Exhibit 10.43

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) dated as of December 10, 2015, made by (i) CAMBIUM LEARNING GROUP, INC., a Delaware corporation (“Holdings”), (ii) CAMBIUM LEARNING, INC., a Delaware corporation (the “Borrower”), and (iii) certain other Subsidiaries of Holdings (other than Borrower) party hereto from time to time (together with Holdings and the Borrower, collectively, the “Grantors” and each, a “Grantor”), in favor of Webster Bank, N.A., as administrative agent (the “Administrative Agent”) for itself and the other lending institutions (collectively, the “Lenders”) which are or may become parties to the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Holdings, the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition having the respective meanings ascribed to them in the Credit Agreement, unless the context clearly requires otherwise), the Lenders have agreed to make loans and extend certain other financial accommodations to the Borrower;

WHEREAS, pursuant to that certain Guaranty Agreement dated as of the date hereof by and among the Grantors (other than the Borrower) and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), such Grantors have agreed to guarantee, among other Obligations, the obligations of the Borrower and the other Loan Parties under the Loan Documents; and

WHEREAS, the obligation of each of the Lenders to make such loans and extend such other financial accommodations is subject to the condition, among others, that each Grantor execute and deliver this Agreement and grant the Lien in favor of the Administrative Agent for the benefit of the Secured Parties as hereinafter described;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.Security Interest.  As security for the due and punctual payment and performance of the Secured Obligations described in Section 2 hereof, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in and to all of its right, title and interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising.

As used herein, “Collateral” shall mean all of each Grantor’s tangible and intangible personal property and fixtures (but none of its obligations with respect thereto), including, without limitation, all of each Grantor’s right, title and interest in and to the property described below, as each such term is used in the UCC (to the extent such term is defined in the UCC):

(i)investment property;

(ii)goods;

(iii)equipment;

(iv)inventory;

(v)instruments (including, without limitation, promissory notes);

(vi)accounts;

(vii)documents;

(viii)chattel paper (whether tangible or electronic);

(ix)deposit accounts;

(x)fixtures;

(xi)letter-of-credit rights and supporting obligations;

(xii)the commercial tort claims (i.e., any claims arising in tort that such Grantor may have) set forth on Schedule 1(xii) hereto;

(xiii)general intangibles (including, without limitation, payment intangibles and Intellectual Property Collateral (as defined below)); and

(xiv)any and all additions, accessions and attachments to any of the foregoing and any substitutions, replacements, proceeds (including, without limitation, insurance proceeds), products and supporting obligations of the foregoing;

provided, however, that “Collateral” shall not include, and each Grantor shall not be deemed to have granted a security interest in, any of the following items (the “Excluded Collateral”):  (i) any asset or property to the extent that a grant of such security interest is prohibited by applicable Law or would require a consent not obtained of any Governmental Authority pursuant to such applicable Law; provided, that any such limitation described in the foregoing clause (i) on the security interests granted hereunder shall only apply to the extent that any such prohibition or requirement for consent could not be rendered ineffective pursuant to the UCC (including Sections 9-406 through 9-409 thereof) or any other applicable Law (including Debtor Relief Laws) or principles of equity, (ii) any lease, license or other agreement or contract, or any asset or property subject to a purchase money security interest, Lien securing a Capitalized Lease or similar arrangement, in each case permitted to be incurred under the Credit Agreement, to the extent that a grant of such security interest would require a consent not obtained of any other party thereto (other than Holdings or any of its Subsidiaries or other Affiliates) or would violate or invalidate such lease, license or other agreement or contract or create a right of termination in favor of any such other party thereto; provided, that any such limitation described in the foregoing clause (ii) on the security interests granted hereunder shall only apply to the extent that any such prohibition, requirement for consent or right to terminate could not be rendered ineffective pursuant to the UCC (including Sections 9-406 through 9-409 thereof) or any other applicable Law (including Debtor Relief Laws) or principles of equity, (iii) Equity Interests of any Excluded Subsidiary, to the extent such Equity Interests carry more than 65% of the total combined voting power of any “first-tier” Excluded Subsidiary (as determined for purposes of Treasury Regulations Section 1.956-2(c)) unless such Excluded Subsidiary has guaranteed Indebtedness of the Borrower or any of its Domestic Subsidiaries or pledged any of its assets or suffered a pledge of a greater percentage of its Equity Interests to secure Indebtedness of the Borrower or any of its Domestic Subsidiaries, (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would impair the validity or enforceability of, or render void or result in the cancellation of, such intent-to-use trademark applications or any registration issued as a result thereof under applicable Law, and (v) any Excluded Accounts; provided, that the proceeds, products, substitutions or replacements of any Excluded Collateral, and any accounts arising under any Excluded Collateral, shall be “Collateral” (unless and to the extent that such proceeds, products, substitutions or replacements would themselves otherwise constitute Excluded Collateral); and provided further, that any of the foregoing items that cease to satisfy the criteria for Excluded Collateral shall no longer be Excluded Collateral (and shall automatically and without any further action by any Person be subject to the security interest granted herein and to the terms and conditions of this Agreement as “Collateral”).

The Grantors shall from time to time, at the request of the Administrative Agent, give written notice to the Administrative Agent identifying in reasonable detail all Excluded Collateral, and shall provide to the Administrative Agent such other information regarding the Excluded Collateral as the Administrative Agent may reasonably request.  From and after the Closing Date, no Grantor shall permit to become effective in any lease, license or other agreement or contract, a provision that would prohibit, or require the consent of any Person to, the grant of the security interest herein on such lease, license or other agreement or contract, unless such prohibition or requirement for consent is usual and customary in transactions of such type.

2.Secured Obligations.  The Lien hereby granted shall secure equally and ratably the due and punctual payment and performance by each Grantor of all Obligations (collectively, the “Secured Obligations”).

3.Special Warranties and Covenants of the Grantors.  Each Grantor hereby represents and warrants to and covenants and agrees with the Administrative Agent that:

(a)Such Grantor is the owner of and has good and marketable title to (or license or other right to use) the Collateral in which it has any rights, free from any Liens, other than Permitted Liens, and such Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming otherwise or any interest therein not constituting a Permitted Lien.

(b)Except as may be updated after the date hereof by notice as provided below, the address shown on Schedule 1 hereto is the chief executive office and principal place of business of each Grantor and the location of all records concerning that portion of its Collateral consisting of accounts receivable and other general intangibles.  Except as may be updated after the date hereof by notice as provided below, each Grantor’s only additional places of business and the only additional locations of any Collateral (including Collateral located at warehouses and the like) are listed on Schedule 3(b) attached hereto.  Except as set forth on Schedule 3(b) attached hereto as may be updated after the date hereof by notice as provided below, during the five years ended on the date hereof, no Grantor nor any of its predecessors-in-interest has conducted any business or sold any goods under any name (including any fictitious business or trade name) other than its legal name.  Except as may be updated after the date hereof by notice as provided below, each Grantor’s legal name and jurisdiction of organization are correctly set forth on Schedule 1 attached hereto.  No Grantor will change its corporate or limited liability company form or jurisdiction of organization, or change its chief executive office or principal place of business, or the location of any Collateral (other than inventory in transit, Collateral in the possession of direct or indirect customers in the ordinary course of business, Collateral in the possession of employees in amounts that are not material, or Collateral at other locations (other than data centers) with a fair market value not to exceed $1,000,000) (including, without limitation, the records relating thereto), or make any change in its legal name or conduct business operations under any fictitious business or trade name (other than any names specified on Schedule 3(b) attached hereto), (i) in contravention of the Credit Agreement and (ii) without in each case, (A) giving at least 20 days prior written notice thereof to the Administrative Agent (or such shorter time period as the Administrative Agent may otherwise agree in writing) and (B) executing, delivering, filing and recording all necessary financing statements (or amendments thereto) or other instruments and documents in order to maintain the validity, enforceability, priority and perfection of the Lien arising hereunder and under the other Collateral Documents.

(c)Subject to the terms of the Credit Agreement, each Grantor will keep the Collateral, including, without limitation, all inventory and equipment, in good repair, working order and condition, ordinary wear and tear and casualty excepted, and adequately insured at all times in accordance with the provisions of the Credit Agreement and the other Loan Documents.  In the event of any material damage or destruction to the Collateral, the applicable Grantor shall give prompt written notice to the Administrative Agent.   If a Grantor fails to obtain insurance as required by this Agreement, the Credit Agreement or any of the other Loan Documents, the Administrative Agent may, at its option, obtain such insurance, and such Grantor will on demand pay to the Administrative Agent the amount of any out-of-pocket disbursement made by the Administrative Agent for such purpose.

(d)Each Grantor will, upon the reasonable request of the Administrative Agent, promptly make, execute (as applicable), acknowledge and deliver and file and record in all proper offices and places, including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office, such financing statements, continuation statements, amendment statements, certificates, collateral agreements and other agreements, documents or instruments as may be necessary to perfect or from time to time renew the Lien arising hereunder and under the other Collateral Documents, including, without limitation, those that may be necessary to perfect such Lien in any additional Collateral hereafter acquired by a Grantor or in any replacements or proceeds thereof, and each Grantor will take all such action as the Administrative Agent may reasonably request to carry out the intent and purposes of the Collateral Documents or for assuring and confirming to the Administrative Agent the grant and perfection of the Lien in the Collateral, including, without limitation, the Intellectual Property Collateral (as defined below).  To the extent permitted by applicable Law, each Grantor authorizes and appoints (such appointment being coupled with an interest and irrevocable) the Administrative Agent to execute (as applicable) and to file and record such financing statements, continuation statements, amendment statements, certificates, collateral agreements and other agreements, documents and instruments in its stead, with full power of substitution, as a Grantor’s attorney‑in‑fact to be exercised only (i) if a Grantor fails or refuses to do so promptly following a written request therefor or (ii) following an Event of Default and during the continuance thereof.

(e)Each Grantor hereby authorizes the Administrative Agent to file and record in all proper offices and places, including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office, such financing statements, continuation statements, amendment statements, certificates, collateral agreements and other agreements, documents and instruments as may be necessary to perfect or from time to time renew the Lien arising hereunder and under the other Collateral Documents, including, without limitation, those that may be necessary to perfect such lien in any additional Collateral hereafter acquired by a Grantor or in any replacements or proceeds thereof.  Any such financing, continuation or amendment statements may indicate the Collateral (i) as “all assets” or “all personal property” of such Grantor or words of similar effect, regardless of wheter any particular asset comprised in the Collateral falls within the scope of the UCC, or (ii) as being of an equal or lesser scope or with greater detail.

(f)Each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the inventory (or any other Collateral), such receipt shall not be “negotiable” (as such term is used in the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant Law).  If, notwithstanding the foregoing, any negotiable warehouse receipts or other negotiable documents are issued with respect to any of the inventory (or other Collateral), the applicable Grantor shall promptly notify the Administrative Agent thereof and all such documents shall be held in trust for the Administrative Agent.  If requested by the Administrative Agent, such documents shall be promptly endorsed to the order of the Administrative Agent and delivered to the Administrative Agent, or to such other Person as the Administrative Agent shall designate to act on its behalf, as agent to be held by the Administrative Agent, for the benefit of the Secured Parties, as Collateral hereunder.

(g)Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may notify or may require each Grantor to notify (and after any such notification such Grantor shall cause) all Persons obligated on the accounts receivable to make payment directly to (or in accordance with the instructions of) the Administrative Agent.  From and after the occurrence of any Event of Default and during the continuance thereof, the Administrative Agent may require:  (i) all sums collected or received and all property recovered or possessed by each Grantor in connection with any of the Collateral, including, without limitation, all sums received in respect of any of the accounts receivable, to be received and held by such Grantor in trust for the Administrative Agent and to be segregated from the assets and funds of such Grantor and to be promptly delivered to the Administrative Agent for application to the payment of the Secured Obligations in accordance with the terms hereof and (ii) each Grantor, upon the request of the Administrative Agent, to institute depositary, lockbox and other similar credit procedures providing for the direct receipt of such sums.

(h)Each Grantor will promptly notify the Administrative Agent of all United States federal government contracts with a payment of $1,000,000 or more in any calendar year in the aggregate and, to the extent requested by the Administrative Agent and permitted by applicable Law, specifically assign to the Administrative Agent all such government contracts and will cooperate with the Administrative Agent in giving notice of such assignment pursuant to the Federal Assignment of Claims Act.  Each Grantor will  cooperate with the Administrative Agent in providing such further information with respect to such contracts with any governmental authority as the Administrative Agent may reasonably request and will provide such instruments of further assurance with respect to such contracts as the Administrative Agent may reasonably request.

(i)Each Grantor hereby constitutes and appoints the Administrative Agent its true and lawful attorney-in-fact, irrevocably, with full power of substitution, upon the occurrence and during the continuance of any Event of Default, in the name of such Grantor or otherwise, at the expense of the Grantors and without notice to or demand upon a Grantor, to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to a Grantor, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be reasonably necessary or advisable to protect the interests of the Administrative Agent, which appointment as attorney is coupled with an interest and is irrevocable.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have full power: (i) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of any of the Collateral including, without limitation, any accounts receivable; (ii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect and/or to enforce any other rights in respect of any of the Collateral including, without limitation, any accounts receivable; (iii) to defend any suit, action or proceeding brought against such Grantor with respect to any of the Collateral including, without limitation, any accounts receivable; (iv) to settle, compromise or adjust any suit, action or proceeding described in clause (ii) or (iii) above, and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (v) to endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents including, without limitation, those evidencing or securing the accounts receivable or any of them; (vi) to receive, open and dispose of all mail addressed to such Grantor and to notify the post office authorities to change the address of delivery of mail addressed to such Grantor to such address, care of the Administrative Agent, as the Administrative Agent may designate; (vii) to act as attorney-in-fact for such Grantor in obtaining, adjusting, settling and canceling any insurance and endorsing any drafts and retaining any amounts collected or received under any policies of insurance; (viii) to discharge any taxes, assessments or other governmental charges or levies or any other Liens to which any Collateral is at any time subject and (ix) generally to sell, assign, transfer, pledge, make any agreement in respect of or otherwise deal with the Collateral as fully and completely as though the

Administrative Agent were the absolute owner thereof for all purposes.  Each Grantor agrees to reimburse the Administrative Agent on demand for any payments made or reasonable expenses incurred by the Administrative Agent pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Secured Obligations for all purposes hereof.

(j)The powers conferred on the Administrative Agent by this Agreement, the Credit Agreement and the other Loan Documents are solely to protect the interests of the Secured Parties, and shall not impose any duty upon the Administrative Agent to exercise any such power, and if the Administrative Agent shall exercise any such power, such exercise by the Administrative Agent shall not relieve any Grantor of any Default or Event of Default, and the Administrative Agent shall be accountable only for amounts actually received as a result thereof.  Except as otherwise required by applicable Law, the Administrative Agent shall be under no obligation to take steps necessary to preserve the rights in or value of or to collect any sums due in respect of any Collateral against any other Person but may do so at its option.  Without limiting the generality of the foregoing, except as otherwise required by applicable Law, the Administrative Agent shall have no duty or liability with respect to any claim or claims regarding any Grantor’s ownership or purported ownership, or rights or purported rights arising from, the Intellectual Property Collateral (or any portion thereof) or any use, license, or sublicense thereof, whether arising out of any past, current or future event, circumstance, act or omission or otherwise.  All of such duties and liabilities shall be exclusively the obligation of each Grantor.  All expenses incurred in connection with the application, protection, maintenance, renewal or preservation of any of the Collateral including, without limitation, the Intellectual Property Collateral, shall be borne by the Grantors.

(k)Each Grantor shall defend, indemnify and hold harmless each Secured Party from any and all liabilities, obligations, actual losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements (including reasonable attorneys’ fees) of any kind whatsoever which may be imposed on, incurred by or asserted against such Secured Party in connection with or in any way arising out of or relating to the Collateral or this Agreement, other than (i) those which result from the gross negligence or willful misconduct by such Secured Party as determined by a final and nonappealable judgment of a court of competent jurisdiction, (ii) to the extent of those that result from a claim brought by any Grantor against such Secured Party for breach in bad faith of such Secured Party’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (iii) claims between or among Secured Parties (excluding claims against any Secured Party in its capacity or fulfilling its role as the Administrative Agent or the L/C Issuer) which do not involve an act or omission by any of the Grantors or any of their respective Related Parties.

(l)It is the intention of the parties hereto that none of the Collateral shall become fixtures and each Grantor shall upon request of the Administrative Agent, use its commercially reasonable efforts to prevent any of the Collateral from becoming fixtures.  Each Grantor will, if requested by the Administrative Agent, use its commercially reasonable efforts to obtain Lien waivers, Lien subordinations and/or Collateral access agreements, in form and substance satisfactory to the Administrative Agent, from each Person (including lessors) having any interest in the real property on which any of the Collateral is or is to be located or which is for a headquarters lease.

(m)Each Grantor will promptly notify the Administrative Agent of any loss or damage to any Collateral which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (without limiting Holdings’ and the Borrower’s notice obligation under Section 6.03(e) of the Credit Agreement).

(n)Each Grantor confirms that value has been given to it by the Administrative Agent and the Lenders, that it has rights in the Collateral and that it has not agreed with the Administrative Agent to postpone the time for attachment of any of the security interest in any of the Collateral.  The security interests created by this Agreement will have effect and be deemed to be effective whether or not the Secured Obligations are owing or in existence before or after or upon the date of this Agreement.

(o)Each Grantor will promptly notify the Administrative Agent (which notification shall be deemed to automatically amend Schedule 1(xii) hereto) of any commercial tort claim which could reasonably be expected to have a value if successfully prosecuted of $1,000,000 or more of such Grantor not specifically identified herein and grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in any such commercial tort claim and the proceeds thereto.

(p)Each Grantor shall place a conspicuous legend on each of its contracts which constitutes chattel paper which provides for a payment in the aggregate of $250,000 or more which legend will state: “THIS IS CHATTEL PAPER IN WHICH A LIEN HAS BEEN GRANTED TO WEBSTER BANK, N.A., AS ADMINISTRATIVE AGENT”. Each Grantor will promptly notify the Administrative Agent of (i) any Collateral consisting of negotiable instruments or documents, chattel paper or instruments, in each case providing for a payment in the aggregate of $250,000 or more, or (ii) any Collateral consisting of certificated securities.  If requested by the Administrative Agent, such Grantor shall deliver to the Administrative Agent, or to such other Person as the Administrative Agent shall designate to act on its behalf, any such Collateral in its original form (in each case, accompanied by stock powers, note powers, allonges or other instruments of transfer executed in blank).

(q)Each Grantor shall take all steps necessary to grant the Administrative Agent, or to such other Person as the Administrative Agent shall designate to act on its behalf, control of all electronic chattel paper which provides for a payment in the aggregate of $250,000 or more in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and any other applicable Law.

4.Special Provisions Concerning Intellectual Property Collateral.  Without limiting the generality of the other provisions of this Agreement:

(a)Each Grantor hereby represents and warrants to and covenants and agrees with the Administrative Agent that:

(i)a true and complete list of all registered trademarks, registered patents and registered copyrights (and applications therefor) currently owned by such Grantor as of the date hereof, in whole or in part, and used in conducting its business is set forth on Schedule 4(a)(i) attached hereto, and such exhibit correctly sets forth the information specified therein;

(ii)each and every trademark owned and in use by such Grantor is subsisting; each and every trademark, patent and copyright which are owned by such Grantor is valid and enforceable; and there is no infringement or unauthorized use of any of the trademarks, patents or copyrights owned by such Grantor, in whole or in part;

(iii)except to the extent disclosed in the perfection certificate delivered to the Administrative Agent pursuant to Section 4.01(a)(x) of the Credit Agreement, no written claim has been made and is pending that the use of any of the trademarks or copyrights or the practice of any of the patents owned by any Grantor infringes the rights of any other Person in any respect, and such Grantor is not aware of any basis for any such claim to be asserted;

(iv)such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the trademarks, patents and copyrights purported to be owned by it on Schedule 4(a)(i) attached hereto, free and clear of any Lien, express or implied, other than Permitted Liens; and

(v)such Grantor and its predecessors in interest has used the proper statutory notice in connection with its use of the trademarks owned by such Grantor, and such Grantor has marked its products with all applicable patent numbers, in each case to the extent necessary to protect such Grantor’s trademarks or patents, as the case may be.

(b)If a Grantor shall create or obtain rights to any trademarks, patents or copyrights (or any other Intellectual Property Collateral) in addition to those set forth on Schedule 4(a)(i) attached hereto, the provisions of this Agreement shall automatically apply thereto and such Grantor shall take such action as the Administrative Agent may reasonably request to more fully evidence the same.  Each Grantor shall notify the Administrative Agent in writing of any new United States federal patent application or grant, trademark application or registration or copyright application or registration in which such Grantor has an ownership interest with the delivery of each quarterly Compliance Certificate.

(c)Each Grantor:  (i) authorizes the Administrative Agent, without any further action by such Grantor, to amend Schedule 4(a)(i) to reference any applications or registrations with respect to any trademark, patent or copyright (or any other Intellectual Property Collateral) acquired by such Grantor after the date hereof or to delete any reference to any right, title or interest in any trademark or patent or copyright in which such Grantor no longer has or claims any right, title or interest; (ii) will promptly (but in any event within ten days after becoming aware thereof) notify the Administrative Agent of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or in any federal, state or foreign court or agency regarding such Grantor’s claim of ownership, or the enforceability or validity of any of the Intellectual Property Collateral, in each case that does or could reasonably be expected to affect the ability of such Grantor or the Administrative Agent to dispose of any of the same or the rights and remedies of the Administrative Agent in relation thereto; (iii) will promptly notify the Administrative Agent of any suspected infringement of any of the Intellectual Property Collateral by any third party or any claim by any third party that such Grantor is infringing upon the intellectual property rights of such third party; and (iv) concurrently with the delivery of a quarterly Compliance Certificate disclosing any patent application or application for registration of any trademark or copyright, will execute and deliver to the Administrative Agent for recording in all appropriate registers and offices, an appropriate form of a collateral security agreement evidencing the Administrative Agent’s security interest therein.

(d)Each Grantor shall do the following:  (i) maintain and prosecute federal applications on any existing or future registrable but unregistered trademarks or copyrights or unpatented but patentable inventions, in each case which are material to the Borrower’s Business, consistent with past practice, (ii) preserve, maintain and renew all of the registrations for Intellectual Property Collateral owned by such Grantor which are material to the Borrower’s Business, including, without limitation, by payment of all taxes, annuities, issue and maintenance fees and by the use of all proper statutory notices, designations and patent numbers to the extent necessary to maintain the same, and (iii) initiate and diligently prosecute in its own name, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, or other damage or opposition, cancellation, concurrent use or interference proceedings as are necessary to protect any of the trademarks, patents or copyrights or other Intellectual Property Collateral owned by such Grantor which are material to the Borrower’s Business; provided, that no such suit, proceeding or other action shall be settled or voluntarily dismissed, nor shall any party be released or excused from any claims or liability for infringement, unless to do so is in the best interests of such Grantor.

(e)Without limiting the generality of the other provisions of this Agreement, the Credit Agreement and the other Loan Documents, and in addition to all other rights and remedies of the Administrative Agent hereunder and thereunder and referred to herein and therein, each Grantor hereby grants to the Administrative Agent an absolute power of attorney (which grant is coupled with an interest and is irrevocable) to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be necessary or required by the United States Patent and Trademark Office, the United States Copyright Office or by any other office or authority in order to evidence (and to effect and to record) the assignment of all, right, title and interest of each Grantor in and to the Intellectual Property Collateral (including, without limitation, each patent, trademark and copyright, now owned or hereafter acquired by such Grantor, and all of the goodwill of the business of such Grantor symbolized by the same and all interest of such Grantor in and to any cause of action related thereto) to the Administrative Agent.  Each Grantor further agrees that, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may take any or all of the following actions: (i) declare the entire right, title and interest of such Grantor in and to the Intellectual Property Collateral vested in the Administrative Agent, in which event such right, title and interest shall immediately vest in the Administrative Agent; (ii) take and use and/or, subject to the terms of Section 6 and applicable Law, sell the Intellectual Property Collateral (or any portion thereof) and carry on the business and use the assets of such Grantor in connection with which the Intellectual Property Collateral (or any portion thereof) has been used; (iii) bring suit to enforce the Trademarks, Patents and/or Copyrights (each as defined below) or any of the other Intellectual Property Collateral and/or any licenses thereunder or other rights with respect thereto; (iv) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Intellectual Property Collateral (or any portion thereof) in any manner whatsoever, directly or indirectly; and (v) direct such Grantor to execute, in which event such Grantor shall execute, such other and further documents that the Administrative Agent may reasonably request to further confirm the provisions hereof and to further evidence the foregoing assignment.  Upon request of the Administrative Agent, each Grantor also shall make available to the Administrative Agent, to the extent within such Grantor’s power and authority, such individuals then in such Grantor’s employ to assist in the production, advertisement and sale of the products and services sold under the Trademarks, Copyrights and Patents or any of the other Intellectual Property Collateral, such individuals to be available to perform their prior functions on the Administrative Agent’s behalf and to be compensated at the expense of the Grantors.

(f)For the purposes of this Agreement, “Intellectual Property Collateral” means:

(i)all trademarks, trademark applications and registrations and trade names, together with the goodwill appurtenant thereto, owned, held (whether pursuant to a license or otherwise), used or to be used, in whole or in part, in conducting each Grantor’s business, (the “Trademarks”);

(ii)all patents and patent applications of each Grantor, including, without limitation, the inventions and improvements described and claimed therein (the “Patents”);

(iii)all copyrights and applications for registration of copyrights of each Grantor (the “Copyrights”);

(iv)all reissues, divisionals, continuations, renewals, extensions and continuations‑in‑part of any Trademarks, Patents and/or Copyrights; all income, royalties, damages and payments now or hereafter due and/or payable with respect to any Trademarks, Patents and/or Copyrights, including, without limitation, damages and payments for past or future infringements thereof; and all rights (but no obligation) to sue for past, present and future infringements of any Trademarks, Patents and/or Copyrights or bring interference proceedings with respect thereto;

(v)all common law and statutory rights and interests of each Grantor pertaining to trademarks, service marks, trade names, slogans, labels, trade secrets, copyrights, corporate names, company names, business names, fictitious business names, designs, logos, trade styles and any other indicia of origin; and

(vi)all trade secrets and other proprietary information of each Grantor that is protectable under applicable Law.

Intellectual Property Collateral excludes, notwithstanding anything to the contrary above, all “shrink-wrap”, “click wrap” and “back of the box” software licenses.

5.Rights and Remedies.

(a)Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the following rights and remedies:

(i)all rights and remedies provided by applicable Law or in equity, including, without limitation, those provided by the UCC;

(ii)all rights and remedies provided in this Agreement; and

(iii)all rights and remedies provided in the Credit Agreement, the other Loan Documents or in any other agreement, document or instrument pertaining to any of the Secured Obligations.

(b)Notwithstanding anything to the contrary set forth herein, the Administrative Agent shall have the right to exercise (after the occurrence and during the continuance of any Event of Default), and each Grantor hereby consents thereto, all of the rights and remedies of the Administrative Agent relating to the Collateral which arise under or are referred to in this Agreement (including the exercise of any power of attorney granted herein and the right to enforce this Agreement, by judicial proceedings or otherwise, to foreclose the Lien created hereby, to take possession of and, subject to the terms of Section 6 and applicable Law, to sell the Collateral (or any part thereof), and/or to direct the time, method and place of conducting any proceeding for any such remedy or exercising any such right, and all such rights and remedies may only be exercised by the Administrative Agent or by a duly authorized representative (or representatives) appointed by the Administrative Agent).

6.Right to Dispose of Collateral, Etc.

(a)Without limiting the scope of Section 5 hereof, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right and power to take possession of all or any part of the Collateral and, in addition thereto, the right to enter upon any premises on which all or any part of the Collateral may be situated and remove the same therefrom, and the Administrative Agent may, for the benefit of the Secured Parties, sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit, in one or more parcels, at any exchange or broker’s board, or at public or private sale and upon such terms and at such place or places and at such time or times and to such Persons (including, without limitation, the Secured Parties), to the extent permitted by applicable Law, as the Administrative Agent deems expedient, all without demand for performance by the Grantors or any notice or advertisement whatsoever except as may be required by this Agreement or by applicable Law.  The Administrative Agent may require a Grantor to make all or any part of the Collateral (to the extent the same is moveable) available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to the Administrative Agent and such Grantor.  Each Grantor agrees, to the extent permitted by applicable Law, that, to the extent notice of sale shall be required by applicable Law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification (it being acknowledged that a shorter notice period may be reasonable from time to time in circumstances where the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market). Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. Any such notice shall be deemed to meet any requirement hereunder or under any applicable Law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.  After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and reasonable attorneys’ fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in the manner set forth in Section 8.03 of the Credit Agreement.  In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Grantors will be liable for the deficiency, including, if applicable in accordance with the terms of the Credit Agreement, interest thereon at a rate per annum equal to the Default Rate, and the cost and expenses of collection of such deficiency, including, without limitation, reasonable documented out-of-pocket fees, expenses and disbursements of counsel.  Without limiting the generality of the foregoing or the scope of Section 5 hereof, upon the occurrence and during the continuance of any Event of Default, any amount owing by the Secured Parties to the Grantors may, without regard to the value of the Collateral, be offset and applied toward the payment of the Secured Obligations as aforesaid, whether or not the Secured Obligations, or any part thereof, then due and owing.

(b)Each Grantor acknowledges that portions of the Collateral could be difficult to preserve and dispose of and be further subject to complex maintenance and management. Accordingly, the Administrative Agent, in exercising its rights hereunder, or otherwise, shall have the widest possible latitude to preserve and protect the Collateral and the Administrative Agent’s Lien therein.  Moreover, each Grantor acknowledges and agrees that the Administrative Agent shall have no obligation to, and each Grantor hereby waives to the fullest extent permitted by applicable Law any right that it may have to require the Administrative Agent to: (i) clean up or otherwise prepare any of the Collateral for sale, (ii) pursue any Person to collect any of the Secured Obligations, or (iii) exercise collection remedies against any Persons obligated on the Collateral.  The Administrative Agent’s compliance with applicable local, state or federal Law requirements, in addition to those imposed by the UCC, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the UCC.

7.Right to Use the Collateral, Etc.  Without limiting the scope of Section 5 hereof, upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the UCC or other mandatory provisions of applicable Law, the Administrative Agent shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Grantors and all Persons claiming under the Grantors wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same.  Upon any such taking of possession, the Administrative Agent, from time to time, at the Grantors’ expense, may (but shall not be obligated to) make all such repairs, replacements, alterations and improvements to any of the Collateral and may manage and control the Collateral and carry on the business and exercise all rights and powers of the Grantors in respect thereto as the Administrative Agent shall deem reasonably appropriate, including, without limitation, the right to enter into any and all such agreements with respect to the use of the Collateral or any part thereof as the Administrative Agent may see fit (including, without limitation, licensing agreements related to the Intellectual Property Collateral); and the Administrative Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof.  Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of so holding, storing, using, operating, managing and controlling the Collateral, and of conducting any business related thereto, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Administrative Agent may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Administrative Agent may be required or authorized to make under any provision of this Agreement, the Credit Agreement or any of the other Loan Documents (including legal costs and reasonable attorney’s fees).  The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Secured Obligations in the manner set forth in Section 8.03 of the Credit Agreement.  Without limiting the generality of the foregoing, the Administrative Agent shall have the right to have a trustee, liquidator, receiver or similar official appointed to enforce its rights and remedies hereunder or under the Credit Agreement or any of the other Loan Documents including, without limitation: (a) to take possession of and to manage, protect and preserve the Collateral and all other properties of the Grantors, (b) to continue the operation of the business of the Grantors, (c) to sell, transfer, assign or otherwise dispose of the Collateral (or any portion thereof) and (d) to collect all rents, issues, profits, fees, revenues and other income and proceeds thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of such official, and to the payment of the Secured Obligations as aforesaid, and each Grantor hereby consents to such appointment without regard to the presence or absence of any misfeasance or malfeasance or any other fact or circumstance which otherwise would provide a defense to such appointment.  If the Administrative Agent shall request, or shall apply or petition for, the appointment of or taking possession by any such trustee, liquidator, receiver or other similar official, each Grantor will promptly evidence its consent thereto and will fully cooperate with such official.

8.Waivers, Remedies Cumulative, Etc.

(a)Each Grantor hereby waives presentment, demand, notice, protest and, except as is otherwise explicitly provided herein or in the Credit Agreement, all other demands and notices in connection with this Agreement or the enforcement of any of the rights and remedies of the Administrative Agent hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to any Grantor or any other Person, or substitution, release or surrender of any Collateral, the addition or release of Persons primarily or secondarily liable on any Secured Obligation, the acceptance of partial payments on any Secured Obligation and/or the settlement or compromise thereof.  To the extent permitted by applicable Law, each Grantor also hereby waives any rights and/or defenses such Grantor may have under any anti-deficiency Laws or other Laws limiting, qualifying or discharging the Secured Obligations and/or any of the remedies of any Secured Party against such Grantor.  Each Grantor further waives, to the extent permitted by applicable Law, (i) any right it may have under any applicable Law (including the constitution of any jurisdiction in which any of the Collateral may be located and the Constitution of the United States of America) to notice (other than any requirement of notice explicitly provided herein or in the Credit Agreement) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement, the Credit Agreement or any of the other Loan Documents and any right to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing; (ii) any right to damages occasioned by any lawful exercise by the Administrative Agent of any right or remedy hereunder or referred to herein, including any damages arising as a result of any taking of possession of the Collateral; (iii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder; (iv) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law and (v) the appointment of a receiver as provided in the Credit Agreement.  Each Grantor hereby consents to the Administrative Agent’s request for the appointment of, and to any applicable court’s appointment of, ex parte, a receiver and waives any rights to protest such appointment.  The Administrative Agent shall not be required to marshall any Collateral (or any part thereof) in any particular order.  To the extent permitted by applicable Law, each

Grantor hereby agrees it will not invoke any right it may have under any Law to require the marshalling of Collateral or any other right under any Law which might cause delay in or impede the enforcement of the rights of the Administrative Agent under this Agreement, the Credit Agreement or any of the other Loan Documents, and each Grantor hereby irrevocably waives the benefits of all such Laws.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantors therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantors and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantors.

(b)To the extent permitted by applicable Law, the obligations of the Grantors under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, or of any other Person; (ii) any exercise or nonexercise, or any waiver, by any Secured Party, of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any of the Collateral or any other security therefor; (iii) any amendment to or modification of this Agreement, the Credit Agreement or any of the other Loan Documents, or any Secured Hedge Agreement or Secured Cash Management Agreement; or (iv) the taking of additional security for or any guarantee of any of the Secured Obligations or the release or discharge or termination of any security or guarantee for any of the Secured Obligations; and whether or not any Grantor shall have notice or knowledge of any of the foregoing.

(c)No remedy conferred herein or in the Credit Agreement or any of the other Loan Documents upon the Administrative Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Credit Agreement or any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise.  No course of dealing between the Grantors or any Affiliate of the Grantors and the Administrative Agent, and no delay in exercising any rights hereunder or under the Credit Agreement or any of the other Loan Documents, shall operate as a waiver of any right of the Administrative Agent.  No waiver by the Secured Parties of any default shall be effective unless made in writing and otherwise in accordance with the terms of Section 10.01 of the Credit Agreement, and no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

(d)The Grantors’ waivers set forth in this Agreement (including, without limitation, those set forth in this Section 8) have been made voluntarily, intelligently and knowingly and after the Grantors have been apprised and counseled by their attorneys as to the nature thereof and their possible alternative rights.

9.Termination.  This Agreement and the Lien on the Collateral created hereby shall terminate when all of the Secured Obligations have been paid and discharged in full (and all commitments of the Lenders to lend any additional amounts or extend other financial accommodations to the Borrower shall have been terminated) (excluding contingent indemnification obligations for which no claim has been made).  Upon termination as aforesaid, the Administrative Agent shall execute and deliver such releases and discharges as the Grantors may reasonably request.  If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral.

10.Reinstatement.  Notwithstanding the provisions of Section 9 to the contrary, and notwithstanding anything else to the contrary contained herein, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Parties in respect of the Collateral or the Secured Obligations is rescinded, or must otherwise be restored or returned by the Secured Parties upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or any of its Affiliates or any guarantor of all or any part of the Secured Obligations, or upon the appointment of any intervenor, receiver or conservator of, or trustee or similar official for, any Grantor or any such Affiliate or guarantor, or any substantial part of their respective properties or assets, or otherwise, all as though such payment had not been made.

11.Consents, Approvals, Etc.  Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement, the Credit Agreement or any of the other Loan Documents which requires any consent, approval, registration, qualification or authorization of, or declaration or filing with, or other action by, any other Person, including, without limitation, any governmental authority or instrumentality, the Grantors will execute and deliver, or will cause the execution and delivery of, all such agreements, documents, applications, certificates, instruments and other documents and papers and will take, or will cause to be taken, such other action that may be required to obtain such consent, approval, registration, qualification or authorization of or other action by such other Person and/or that may be reasonably requested by the Administrative Agent in connection therewith.

12.Certain Definitions.  In addition to the descriptions contained in Section 1 hereof, the items of Collateral referred to therein shall have all of the meanings ascribed to them in the UCC.

13.Amendments.  All amendments of this Agreement and all waivers of compliance herewith shall be in writing and shall be effected in compliance with the provisions of Section 10.01 of the Credit Agreement.

14.Communications.  All communications provided for herein shall be made as specified in Section 10.02 of the Credit Agreement.

15.Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Administrative Agent and the Grantors, successors to the Grantors and the successors and assigns of the Administrative Agent.

16.Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.

(a)GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION.  EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER

LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(c)WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.Miscellaneous.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement (together with the Credit Agreement and the other Loan Documents) embodies the entire agreement and understanding among the Administrative Agent and the Grantors and supersedes all prior agreements and understandings relating to the subject matter hereof.  Each covenant contained herein and in the Credit Agreement and in each of the other Loan Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  If any provision in this Agreement, the Credit Agreement or any of the other Loan Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.  In case any provision in this Agreement, the Credit Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.  This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

18.Joint and Several.  The obligations of the Grantors in this Agreement are joint and several.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each Grantor has executed this Agreement as a sealed instrument as of the date first above written with the intent to be legally bound.

CAMBIUM LEARNING, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

CAMBIUM LEARNING GROUP, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

EXPLORELEARNING, LLC

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

KURZWEIL EDUCATION, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

LAZEL, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

[Signatures continue]

LEARNING A-Z, LLC

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

VOYAGER SOPRIS LEARNING, INC.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

VSS-CAMBIUM HOLDINGS II CORP.

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

VSS-CAMBIUM HOLDINGS IV, LLC

By: /s/ Barbara Benson

Name:  Barbara Benson

Title:  Chief Financial Officer

WEBSTER BANK, N.A.,

as Administrative Agent

By:_ /s/ Andre Paquette

Name:  Andre Paquette
Title:  Senior Vice President